                                                                     EXHIBIT 4.2


                            Dated as of March 8, 2002

                             VALE OVERSEAS LIMITED,
                                    AS ISSUER

                                       and

                           COMPANHIA VALE DO RIO DOCE,
                                  AS GUARANTOR

                                       and

                              JPMORGAN CHASE BANK,
                                   AS TRUSTEE




                          FIRST SUPPLEMENTAL INDENTURE


                                U.S.$300,000,000
                              Series A and Series B
                    8.625% Enhanced Guaranteed Notes due 2007





                                            LINKLATERS
                                            1345 Avenue of the Americas
                                            19th Floor
                                            New York, NY 10105

                                            Telephone: (1-212) 424 9000
                                            Facsimile: (1-212) 424 9100

                                            Ref: PERR/SEYB

                                            LINKLATERS & ALLIANCE
                                            Linklaters is a
                                            member firm of Linklaters & Alliance
                                            a non-partnership association

                               TABLE OF CONTENTS

                                                                       PAGE
1    DEFINITIONS.......................................................  3

     1.1  PROVISIONS OF THE ORIGINAL INDENTURE.........................  3

     1.2  DEFINITIONS..................................................  3


2    GENERAL TERMS AND CONDITIONS OF THE NOTES.........................  8

     2.1  DESIGNATION AND PRINCIPAL AMOUNT.............................  8

     2.2  FORMS GENERALLY..............................................  9

     2.3  TRANSFERS AND EXCHANGES...................................... 21

     2.4  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.............. 25

     2.5  MAINTENANCE OF OFFICE OR AGENCY.............................. 25

     2.6  LUXEMBOURG LISTING........................................... 25

     2.7  REGISTRATION RIGHTS.......................................... 25

     2.8  SUSPENSION OF PAYMENT OF PRINCIPAL OF GUARANTY............... 25

     2.9  PRESCRIPTION PERIOD.......................................... 26


3    RESERVE ACCOUNT AND LETTERS OF CREDIT............................. 26

     3.1  RESERVE ACCOUNT AND LETTERS OF CREDIT........................ 26

     3.2  WITHDRAWALS FROM THE RESERVE ACCOUNT AND
          DRAWDOWNS ON LETTERS OF CREDIT............................... 27

     3.3  RELEASE OF COLLATERAL........................................ 29


4    MISCELLANEOUS PROVISIONS.......................................... 29

     4.1  SEPARABILITY OF INVALID PROVISIONS........................... 29

     4.2  EXECUTION IN COUNTERPARTS.................................... 29


5    REPRESENTATIONS AND WARRANTIES.................................... 29


6    COVENANTS OF THE COMPANY AND THE GUARANTOR........................ 34


7    DISCLOSURE TO MOODY'S............................................. 34


     ANNEX A........................................................... 37

     ANNEX B........................................................... 39

     ANNEX C........................................................... 41

     ANNEX D........................................................... 44



FIRST SUPPLEMENTAL INDENTURE, dated as of March 8, 2002, among VALE OVERSEAS LIMITED, a Cayman Islands exempted company incorporated with limited liability (herein called the "COMPANY"), having its principal office at Walker House, P.O. Box 908 GT, Mary Street, Georgetown, Grand Cayman, Cayman Islands, COMPANHIA VALE DO RIO DOCE, a company organized under the laws of the Federative Republic of Brazil (herein called the "GUARANTOR"), having its principal office at Avenida Graca Aranha, No. 26, 17(Degree) Andar, 20005-900 Rio de Janeiro, RJ, Brazil, and JPMORGAN CHASE BANK, a bank duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001, as Trustee (herein called the "Trustee") to the Indenture, dated as of March 8, 2002, among the Company, the Guarantor and the Trustee (herein called the "ORIGINAL INDENTURE").

                              W I T N E S S E T H :

WHEREAS, the Original Indenture provides for the issuance from time to time thereunder, in series, of Securities of the Company carrying the Guaranty of the Guarantor, and Section 9.1 of the Original Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Company and the Guarantor desire by this First Supplemental Indenture to create two series of Securities to be issuable under the Original Indenture, as supplemented by this First Supplemental Indenture, and to be known as the Company's 8.625% Series A Enhanced Guaranteed Notes due 2007 (the "SERIES A NOTES") and the Company's 8.625% Series B Enhanced Guaranteed Notes due 2007 (the "SERIES B NOTES", and, together with the Series A Notes, the "NOTES"), which are to be limited in aggregate principal amount as specified in this First Supplemental Indenture and the terms and provisions of which are to be as specified in this First Supplemental Indenture;

WHEREAS, the Company and the Guarantor will be required under the Registration Rights Agreement to exchange the Series A Notes, which are Restricted Notes (as defined below) for Series B Notes freely tradable due to their registration under the Securities Act;

WHEREAS, the Company and the Guarantor wish to secure the payment of the Notes by causing to be issued in favor of the Trustee for the benefit of the Holders (as defined in the Original Indenture) of the Notes a Letter of Credit (as defined below) in an amount equal to the Political Risk Coverage (as defined below);

WHEREAS, the Company and the Guarantor may, in their sole discretion, substitute any portion or all the amounts available under the letter of credit for funds deposited in the Reserve Account (as defined below) and vice versa, and wish to hereby grant a security interest in favor of the Trustee for the benefit of the Holders (as defined in the Original Indenture) of Notes over such Reserve Account and the funds deposited therein;

WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this First Supplemental Indenture to establish the Notes as series of Securities under the Original Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for the benefit of the Holders thereof and the Trustee; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Original Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

That in order to secure the due and punctual payment of interest and the payment of all fees and expenses (including legal fees and expenses) of the Trustee in relation to the Notes under this First Supplemental Indenture (collectively, the "OBLIGATIONS"), the Company hereby grants, mortgages, assigns, transfers and pledges unto the Trustee, for the benefit and security of the Holders of the Notes and the Trustee, and their respective successors and assigns, and grants to the same a security interest in all of the Company's estate, right, title and interest in the property described in clauses First and Second below, whether now owned or hereafter acquired (all such property described in clauses First and Second below, being herein called the "COLLATERAL"), to wit:

                                      FIRST

                               THE RESERVE ACCOUNT

All right, title and interest of the Company in the Reserve Account (as defined below), any successor account thereto, any and all property held therein or credited thereto, including, without limitation, all instruments, money or cash, and all amounts on deposit from time to time therein.

                                     SECOND

                                    PROCEEDS

All right, title and interest, present and future, of the Company in and to all proceeds, profits, products, revenues and other income, and in and to all proceeds and payments, from and on account of the property, rights and privileges described in clause FIRST above.



To have and to hold the Collateral unto the Trustee and its successors and assigns in mortgage, pledge and trust for the benefit and security of the Holders from time to time of all the Notes issued and Outstanding hereunder and the Trustee and for the uses and purposes and subject to the terms and provisions set forth in this First Supplemental Indenture.

In trust nevertheless, upon the terms and trusts set forth, for the equal and proportionate benefit and security of all Holders of the Notes issued and to be issued hereunder, without preference, distinction or priority as to Lien (as defined in the Original Indenture) or otherwise of any Note over any other Note by reason of priority in time of issue, sale or negotiation thereof, or by reason of the purpose of issue, or otherwise howsoever, except as herein otherwise expressly provided.

The Company does hereby constitute the Trustee the true and lawful attorney of the Company irrevocably, with full power (in the name of the Company or otherwise) to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises.

The Company agrees that any time and from time to time, upon the written request of the Trustee, it will promptly and duly execute and deliver any and all such further instruments and documents as the

Trustee may reasonably deem desirable in obtaining the full benefits of the foregoing clauses FIRST and SECOND and of the rights and powers herein granted.

The Company does hereby warrant and represent that, except as otherwise contemplated by this Indenture, it has not mortgaged, assigned or pledged, and hereby covenants that it will not mortgage, assign or pledge, so long as this First Supplemental Indenture shall remain in effect, any of the right, title or interest hereby mortgaged, assigned or pledged to anyone other than the Trustee.

It is hereby covenanted and agreed that the terms and conditions upon which the Notes are issued, authenticated, delivered and accepted by all Persons (as defined on the Original Indenture) who shall from time to time be or become the Holders thereof, and the terms and conditions upon which the property herein mortgaged and pledged is to be held and disposed of, which said terms and conditions the Trustee hereby accepts and agrees to discharge pursuant to the terms hereof, are as follows:

1      DEFINITIONS

       1.1      PROVISIONS OF THE ORIGINAL INDENTURE

                Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall remain in full force and effect. The Original Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.

       1.2      DEFINITIONS

                For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

                 1.2.1 any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

                 1.2.2 the words "herein", "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

                 1.2.3 all terms used in this First Supplemental Indenture that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except as otherwise provided in this First Supplemental Indenture and except that all capitalized terms used in Section 5 shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below);

                 1.2.4 the term "Securities" as defined in the Original Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

                 1.2.5 the following terms have the meanings given to them in this Section 1.2.5.

                 "AGENT MEMBER TRANSFEREE" has the meaning specified in Section
                 2.3.2 hereof.

                 "AGENT MEMBER TRANSFEROR" has the meaning specified in Section
                 2.3.2 hereof.

                "APPLICABLE PROCEDURES" means with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, Luxembourg for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

                "COLLATERAL" has the meaning specified in the granting clause above.

                "DISTRIBUTION COMPLIANCE PERIOD" means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Series A Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S notice of such day to be given by the Company to the Trustee and (ii) the day on which the closing of the offering of the Original Notes pursuant to the Purchase Agreement occurs.

                "EVENT OF DEFAULT" shall have the same meaning as set forth in the Original Indenture, except that:

                (A) the failure of the Company and Guarantor to (i) notify the Trustee in a notice in the form of Annex D attached hereto of the occurrence of a Political Risk Event within five Business Days of such occurrence, or (ii) to notify the Trustee in a notice in the form of Annex D attached hereto of the termination of a Political Risk Event within five Business Days after such termination or (iii) notify the Trustee in a notice in the form of Annex E attached hereto at least one Business Day prior to each Interest Payment Date during the period when a Political Risk Event is in existence or (iv) notify the Trustee in a notice in the form of Annex E attached hereto, contemporaneously with a notice pursuant to paragraph (i) above, if there was an Interest Payment Date falling on or after the occurrence of a Political Risk Event and prior to notice being given pursuant to paragraph (i) above, shall constitute an Event of Default;

                (B) the giving of notice of the existence of a Political Risk Event by the Company or the Guarantor when a Political Risk Event is not in existence shall also constitute an Event of Default and such Event of Default shall be cause for acceleration of the maturity of the Notes upon the affirmative vote of only 10% of the principal amount of the Notes then Outstanding; PROVIDED, HOWEVER, that the Trustee, for all purposes of this First Supplemental Indenture shall not be charged with notice or knowledge of the occurrence, continuance or termination of a Political Risk Event unless it shall have received written notice thereof from the Company or the Guarantor; and

                (C) the incorrectness in any material respect of any representation or warranty made by the Company or the Guarantor in this First Supplemental Indenture or any notice in the form of Annex D or Annex E delivered hereunder or any other notice or certificate delivered hereunder (and which other notice or certificate, if it is incorrect in any material respect, is not corrected by the Company or the Guarantor within 30 days of its delivery) when made shall constitute an Event of Default.

                "EXCHANGE OFFER" means the "Exchange Offer" contemplated by the Registration Rights Agreement, i.e. the exchange of the Series A Notes for Series B Notes which are subject to a registration statement declared effective by the Commission.

                "GLOBAL NOTE" means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof. Global Notes shall include Restricted Global Notes, Regulation S Global Notes and Unrestricted Global Notes and shall be Global Securities for purposes of the Original Indenture.

                "GOVERNMENTAL AUTHORITY" means any public legal entity or public agency of Brazil, including, but not limited to, any central bank, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Brazil including, but not limited to, any central bank.

                "GOVERNMENT OF BRAZIL" means the government of Brazil or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "INITIAL PURCHASERS" means the initial purchasers of the Series A Notes listed in Schedule I to the Purchase Agreement.

                "LETTER OF CREDIT" means an irrevocable stand-by letter of credit issued by a qualifying institution naming the Trustee as the sole beneficiary and being drawable at the Trustee's sole request. Each institution serving as the issuer of a Letter of Credit must be a bank or a trust company (a) organized and located in a country (other than Brazil) which is a member of the Organization for Economic Cooperation and Development, (b) with a long-term unsecured debt rating with respect to U.S. dollar obligations of at least Aa3 or its equivalent rating by Moody's and (c) with commercial paper rated P-1 or better by Moody's.

                "MOODY'S" means Moody's Investors Service, Inc.

                "NOTES" has the meaning specified in the recitals hereof.

                "OBLIGATIONS" has the meaning specified in the granting clause above. "OWNER TRANSFEREE" has the meaning specified in Section
                2.3.2 hereof.

                "OWNER TRANSFEROR" has the meaning specified in Section 2.3.2 hereof.

                "PERMITTED HOLDER" at any time means any Person who, at such time, is the holder of at least $5,000,000 in aggregate principal amount of Notes.

                "PERMITTED INVESTMENTS" means, with respect to amounts on deposit in the Reserve Account:

                (i) direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations the timely payment of the principal of and interest on which is fully guaranteed by the United States;

                (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by agencies or instrumentalities of the United States and backed by the full faith and credit of the United States, including, but not limited to, any of the following:
                       United States Treasury, Export-Import Bank of the United States and Government National Mortgage Association;

                (iii) repurchase agreements with financial institutions (including the Trustee) or savings and loan associations with a long-term rating of Aa2 and a short-term rating of P-1 or better by Moody's and having a combined capital and surplus of at least two hundred fifty million dollars ($250,000,000) fully secured by collateral security, actually delivered to the Trustee or its agent, described in clauses (i) or (ii) of this definition and continuously having a market value at least equal to the amount so invested;

                (iv) banker's acceptances issued by, or interest-bearing demand or time deposits (including certificates of deposit) in, a bank with either (x) a long-term credit rating of Aa2 or better by Moody's or (y) a short-term rating of P-1 or better by Moody's;

                (v)    commercial paper rated P-1 or better by Moody's; and

                (vi)   money market funds rated Aaa or better by Moody's.

                Notwithstanding the foregoing, a Permitted Investment must have a stated maturity at least one Business Day prior to the immediately following Interest Payment Date. Nothing contained herein shall be construed to prohibit the Company, the Guarantor and the Trustee from entering into any transactions or agreements that, except for the identity of the parties, would otherwise be permitted hereunder.

                "POLITICAL RISK COVERAGE" means an amount represented by deposits in the Reserve Account and/or available under Letters of Credit with an aggregate value of $41,421,565 comprising the sum of (i) 18 months interest on the principal amount of the Notes, (ii) an amount equal to 0.50% interest on the principal amount of the Notes for 18 months, (iii) 30 days Default Rate of Interest on the amounts described in (i) and (ii) above, and
                (iv) the fees and reasonable expenses of the Trustee hereunder for 18 months; provided, however, that (A) Political Risk Coverage shall be reduced by the amount equal to (ii) above upon the earlier of (x) the completion of the Exchange Offer (regardless of how many Notes are exchanged therein), (y) the effectiveness of the Shelf Registration Statement and (z) the Notes are freely transferable under the Securities Act; and (B) Political Risk Coverage shall be reduced to zero at such time as the Guarantor has obtained a long-term foreign currency rating (without the benefit of pledging collateral or any other credit support) from Moody's of Baa2 or better, or none of the Notes remain Outstanding and all Obligations hereunder have been satisfied. The reduction of the Political Risk Coverage allowed under items (A) and (B) above shall not occur without the Trustee first receiving in writing from Moody's confirmation that any such reduction will not reduce the rating then currently assigned to the Notes. The Trustee shall not be charged with notice or knowledge of the fact that the Guarantor has obtained such a rating unless it shall have received written notice thereof from the Company or the Guarantor.

                "POLITICAL RISK EVENT" means (i) any measures taken, directed, authorized, ratified or approved by the Government of Brazil or Governmental Authority that prevent the Company or the Guarantor from converting Brazilian currency into U.S. dollars and/or remitting U.S. dollars outside Brazil, or (ii) the failure of the Government of Brazil or Governmental Authority (or of entities authorized under the laws of Brazil to operate in the foreign exchange markets) to effect such conversion and/or remittance by the Company or the Guarantor, in each case as otherwise required in accordance with the terms and conditions of the Notes or (iii) expropriation, confiscation, nationalization, discriminatory legislative actions or other governmental measures taken by the Government of Brazil or Governmental Authority which have the effect of depriving the Company or the Guarantor of the use or control of Brazilian currency or U.S. dollars in connection with its Obligations hereunder. A Political Risk Event shall be deemed to have occurred without regard to whether the Company or the Guarantor may be able to make a scheduled interest payment under the Notes in U.S. dollars from offshore sources outside of Brazil. Where an event meets the definition of Political Risk Event and Illegality Event, it shall be considered a Political Risk Event and shall not constitute an Illegality Event.

                "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section
                3.5 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                "PURCHASE AGREEMENT" means the Purchase Agreement, dated March 1, 2002, among the Company, the Guarantor and the Initial Purchasers.

                "QUALIFIED INSTITUTIONAL BUYER" means a "qualified institutional buyer" as defined in Rule 144A(a)(1) under the Securities Act.

                "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in
                Section 2.7 hereof.

                "REGULATION S" means Regulation S under the Securities Act.

                "REGULATION S GLOBAL NOTE" has the meaning specified in Section
                2.2 hereof.

                "RELEVANT DATE" in respect of any payment means the date on which such payment first becomes due or (if the full amount of the monies payable has not been received by the Trustee on or prior to such due date) the date on which notice is given to the Holders that such monies have been so received.

                "RESERVE ACCOUNT" has the meaning specified in Section 3.1 hereof.

                "RESTRICTED GLOBAL NOTE" has the meaning specified in Section
                2.2 hereof.

                "RESTRICTED GLOBAL TRANSFERRED AMOUNT" has the meaning specified in Section 2.3.2 hereof.

                "RESTRICTED NOTES" means Notes offered and sold in their initial distribution in transactions exempt from the registration requirements of the Securities Act other than pursuant to Regulation S and shall include all Notes issued upon registration of transfer of, in exchange for or in lieu of Restricted Notes except as otherwise provided in Section 2.3 hereof.

                "RESTRICTIVE LEGENDS" has the meaning specified in Section 2.3.1 hereof.

                "RULE 144A" means Rule 144A under the Securities Act.

                "SECURITIES INTERMEDIARY" means JPMorgan Chase Bank.

                "SERIES A NOTES" has the meaning specified in the recitals hereof.

                "SERIES B NOTES" has the meaning specified in the recitals hereof.

                "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement contemplated by the Registration Rights Agreement, i.e. a registration statement with respect to the Series A Notes declared effective by the Commission.

                "STATED MATURITY DATE" has the meaning specified in Section 2.1 hereof.

                "UNRESTRICTED GLOBAL NOTE" has the meaning specified in Section
                2.2 hereof.

2      GENERAL TERMS AND CONDITIONS OF THE NOTES

       2.1      DESIGNATION AND PRINCIPAL AMOUNT

                There is hereby authorized and established two series of Securities designated the 8.625% Series A Enhanced Guaranteed Notes due 2007 and the 8.625% Series B Enhanced Guaranteed Notes due 2007, initially limited to an aggregate principal amount of $300,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.4, 3.5, 9.6 or 11.5 of the Original Indenture), which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Original Indenture. The principal of the Notes shall be due and payable at the Stated Maturity Date.

                The Company may, from time to time and without the consent of the Holders, issue additional notes on terms and conditions identical to those of the Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. The Notes shall be known and designated as the "8.625% Enhanced Guaranteed Notes due 2007" of the Company. Their Stated Maturity Date shall be on March 8, 2007, (the "STATED MATURITY DATE"). If a Political Risk Event is in existence at the Stated Maturity Date, then the Stated Maturity Date will automatically be extended to the earlier of (i) the date five Business Days after the Political Risk Event terminates, (ii) September 8, 2008 and
                (iii) the Interest Payment Date after the Reserve Account and all amounts available to be drawn under any Letters of Credit have been fully depleted. The Notes shall bear interest at the rate of 8.625% per annum, from March 8, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on March 8 and September 8, commencing September 8, 2002 (an "INTEREST PAYMENT DATE"), until the principal thereof is paid or made available for payment. To the extent interest due on any

                Interest Payment Date is not paid, interest shall accrue thereon at the Default Rate of Interest, except as provided herein, until such unpaid interest and interest accrued thereon are paid in full. As provided in the Registration Rights Agreement, in the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required by the Registration Rights Agreement, is not declared effective on or prior to September 8, 2002 then, pursuant to and subject to the Registration Rights Agreement, the interest rate on the Notes will increase by 0.25% per annum, and will increase an additional 0.25% per annum if the same is not completed or effective on December 8, 2002, for an aggregate maximum additional interest of 0.50% per annum. These additional amounts will be payable on the Notes, pursuant to and subject to the Registration Rights Agreement, until the earlier of (i) completion of the Exchange Offer, regardless of how many Notes are exchanged therein, (ii) effectiveness of the Shelf Registration Statement or (iii) the Notes becoming freely tradable under the Securities Act. The Notes shall have such other terms as are set forth therein.

                The Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

       2.2      FORMS GENERALLY

                The Notes shall be in substantially the forms set forth in this
                Section 2.2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

                The Trustee shall authenticate (i) the Series A Notes for original issue on the date hereof in the aggregate principal amount of $300,000,000 and (ii) the Series B Notes from time to time for issue only in exchange for a like principal amount of Series A Notes, in each case upon a Company Order, which written order shall specify the amount of Series B Notes to be authenticated and the date of original issue thereof.

                Upon their original issuance, Notes offered and sold to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in this Section 2.2, with such applicable legends as provided herein (each, a "RESTRICTED GLOBAL NOTE"). Such Restricted Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company, and by the Guarantor, in the case of the Guaranty endorsed thereon, and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section
                2.3 hereof.

                Upon their original issuance, Notes offered and sold in reliance on Regulation S shall initially be issued in the form of one or more Global Notes in definitive, fully registered form without coupons, substantially in the form set forth in this Section 2.2, with such applicable legends as provided herein (each, a "REGULATION S GLOBAL NOTE"). Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Company, and by the Guarantor, in the case of the Guaranty endorsed thereon, and authenticated by the Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of such Notes (or to such other accounts as they may direct) at Euroclear or Clearstream, Luxembourg. After such time as the applicable Distribution Compliance Period shall have terminated, each such Regulation S Global Note shall be referred to herein as an "UNRESTRICTED GLOBAL NOTE". The aggregate principal amount of any Regulation S Global Note or any Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 2.3 hereof.

                Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of a Company Order as described above, the Trustee shall authenticate one or more Unrestricted Global Notes in aggregate principal amount equal to the principal amount of the Global Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Unrestricted Global Notes, the Trustee shall reduce accordingly the aggregate principal amount of the Global Notes accepted for exchange.

                2.2.1    FORM OF FACE OF NOTE

                         [INCLUDE IF NOTE IS A GLOBAL NOTE -- THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY VALE OVERSEAS LIMITED, COMPANHIA VALE DO RIO DOCE AND THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

                         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN SECTION 3.4.2 OF THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                         [INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE

                         DEPOSITORY TRUST COMPANY TO VALE OVERSEAS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                         [INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.3 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) -- NEITHER THIS GLOBAL NOTE, THE GUARANTY HEREOF NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE AS SET FORTH ABOVE, VALE OVERSEAS LIMITED MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. NOTES OWNED BY AN INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER OR A NON U.S. PERSON MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS, AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE UNDER WHICH THE NOTES ARE ISSUED.]

                         [INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 2.3 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) -- THIS NOTE AND THE GUARANTY HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES AND GUARANTY ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.]

                              VALE OVERSEAS LIMITED
                              [SERIES A] [SERIES B]
                    8.625% ENHANCED GUARANTEED NOTES DUE 2007
                    GUARANTEED BY COMPANHIA VALE DO RIO DOCE

                         [If Restricted Global Note - CUSIP Number
                         91911TAA1/ISIN Number US91911TAA16]

                         [If Regulation S Global Note - CINS Number
                          G9317UAA3/ ISIN

                         Number USG9317UAA37/Common Code Number 014456856]

                         No. [                   ]   $[         ]

                         Vale Overseas Limited, a company duly organized and existing under the laws of the Cayman Islands (herein called the "COMPANY", which term includes any successor Person under the Indenture, as supplemented by the First Supplemental Indenture hereinafter referred to), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] Dollars [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT -- , or such other principal amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto] on March 8, 2007, or if a Political Risk Event is in existence on such date, on the earlier of (i) the date five Business Days after the Political Risk Event terminates, (ii) September 8, 2008 and (iii) the Interest Payment Date after the Reserve Account and all amounts available to be drawn under any Letter of Credit have been fully depleted, and to pay interest thereon from March 8, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually on March 8 and September 8 in each year, commencing September 8, 2002 at the rate of 8.625% per annum, until the principal hereof is paid or made available for payment, PROVIDED that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the Default Rate of Interest, except as provided for herein, from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 3.6 of the Original Indenture. As provided in the Registration Rights Agreement, in the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required by the Registration Rights Agreement, is not declared effective on or prior to September 8, 2002 then, pursuant to and subject to the Registration Rights Agreement, the interest rate on the Notes will increase by 0.25% per annum, and will increase an additional 0.25% per annum if the same is not completed or effective on December 8, 2002, for an aggregate maximum additional interest of 0.50% per annum. These additional amounts will be payable on the Notes, pursuant to and subject to the Registration Rights Agreement, until the earlier of (i) completion of the Exchange Offer, regardless of how many Notes are exchanged therein, (ii) effectiveness of the Shelf Registration Statement or (iii) the Notes becoming freely tradable under the Securities Act.

                         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture and First Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be February 21 or August 24 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture or First Supplemental Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture, as supplemented by the First Supplemental Indenture.

                         Payment of the principal of and interest on this Note will be made to the Person entitled thereto according to the Security Register at the office of the Trustee or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts upon surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest payable on an Interest Payment Date); PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; PROVIDED, FURTHER, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee, the Company, or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts with financial institutions in the United States specified by such Permitted Holders in such instructions. [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT -- Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note will be made in accordance with the Applicable Procedures of the Depositary.]

                         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                         Payment of interest on the Notes has been secured in part by the establishment of the Reserve Account (as defined in the First Supplemental Indenture) or the issue of Letters of Credit (as defined in the First Supplemental Indenture) or any combination of the foregoing, which provide funds sufficient to pay up to 18 months of interest on the Notes plus certain fees and expenses, such funds to be paid to the Holders of the Notes upon the occurrence of certain inconvertibility, transferability or expropriation events.

                         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as supplemented by the First Supplemental Indenture or be valid or obligatory for any purpose.

                         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                         Dated:

                         VALE OVERSEAS LIMITED



                         By:        _____________________
                           Name:
                           Title:



                         By:        _____________________
                           Name:
                           Title:

                         The undersigned (the "GUARANTOR") hereby irrevocably and unconditionally guarantees the full and punctual payment (whether at the Stated Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under this Note.

                         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly endorsed.

                         COMPANHIA VALE DO RIO DOCE



                         By:        _____________________
                         Name:
                         Title:



                         By:        _____________________
                         Name:
                         Title:

                2.2.2    FORM OF REVERSE OF NOTE

                         This Note is a duly authorized issue of securities of the Company issued in one or more series (the "SECURITIES") under an Indenture, dated as of March 8, 2002 (herein called the "INDENTURE", which term shall have the meaning assigned to it in such instrument), as supplemented by a First Supplemental Indenture dated as of March 8, 2002 (herein called the "FIRST SUPPLEMENTAL INDENTURE"), among the Company, the Guarantor and JPMorgan Chase Bank, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, as supplemented by the First Supplemental Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "NOTES"), initially limited in aggregate principal amount to $300,000,000.

                         The full and punctual payment of the principal, premium, if any, and interest and all other amounts payable under this Note is irrevocably and unconditionally guaranteed by the Guarantor. Payment of principal under such guaranty shall be suspended in the event (i) the payment of principal and other amounts due under the Notes is automatically accelerated in accordance with Sections 5.1.5 or 5.1.6 of the Original Indenture with respect to the Company, (ii) the Guarantor is not the subject of Event of Default under
                         Section 5.1.5 or 5.1.6 of the Original Indenture and
                         (iii) at that time there exists a Political Risk Event. In that case, the Guarantor's obligations to make payment of principal under the Guaranty will be suspended until the earlier of (x) five Business Days after the Political Risk Event terminates, (y) the date on which the funds in the Reserve Account or available under the Letters of Credit have been fully depleted and (z) 18 months after the date of acceleration.

                         Additional notes on terms and conditions identical to those of this Note may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

                         If an Event of Default or Illegality Event with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture, as supplemented by the First Supplemental Indenture.

                         All payments of principal and interest in respect of the Notes shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands or Brazil, or any Successor Jurisdiction or any authority therein or thereof having power to tax ("FOREIGN TAXES") except to the extent that such Foreign Taxes are required by the Cayman Islands, Brazil, such Successor Jurisdiction or any such authority to be withheld or deducted. In the event of any withholding or deduction for any Foreign Taxes, the Company or the Guarantor, as the case may be, shall pay such additional amounts ("ADDITIONAL AMOUNTS") as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Foreign Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note:

                         (i) to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or other governmental charges which would not have been imposed but for (A) a connection between the Holder and the Cayman Islands or Brazil other than the mere holding of such Note and the receipt of payments with respect to such Note or (B) failure by the Holder to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection between the Cayman Islands, Brazil or a Successor Jurisdiction, or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if compliance is required by such Successor Jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company has given the Holders at least 30 days' notice that Holders will be required to provide such certification, identification or other requirement;

                         (ii) in respect of any such taxes, duties, assessments or other governmental charges with respect to a Note surrendered (if surrender is required) more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on surrender of such Note for payment on the last day of such 30-day period;

                         (iii) in respect of estate, inheritance, gift, sales,
                               transfer, personal property or similar tax, assessment or governmental charge imposed with respect to a Note;

                         (iv) in respect of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the Notes or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor;

                         (v) where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or


                         (vi)  in respect of any combination of the above.

                         For purposes of the provisions described in Clause (i) above, the term "HOLDER" of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner's interest in such Note. Notwithstanding the foregoing, the limitations on the Company's or the Guarantor's obligation to pay Additional Amounts set forth in Clause (i) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause (i) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Cayman Islands or Brazilian law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including tax treaties between the United States and the Cayman Islands or Brazil), regulation (including proposed regulations) and administrative practice.

                         The Company or the Guarantor, as the case may be shall promptly provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Foreign Taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

                         The Company or the Guarantor, as the case may be shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by the Cayman Islands or Brazil or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture, the First Supplemental Indenture or the issuance of the Notes or the Guaranty.

                         All references herein, in the Indenture or in the First Supplemental Indenture, to principal, premium or interest in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

                         In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraph are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

                         All references in the Indenture, the First Supplemental Indenture and the Notes to principal in respect of any Note shall be deemed to mean and include any Redemption Price payable in respect of such Note pursuant to any redemption right hereunder (and all such references to the Stated Maturity Date of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 10.7 of the Indenture.

                         The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, as a whole but not in part, at the election of the Company, at a cash price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued and unpaid current interest thereon to but not including the date fixed for redemption, and (iii) any Additional Amounts (as defined in the Indenture) which would otherwise be payable up to but not including the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any laws, rules, or regulations thereunder) of the Cayman Islands or Brazil or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules, or regulations or the interpretation thereof becomes effective on or after the date of the First Supplemental Indenture, the Company would be obligated, after taking measures the Company considers reasonable to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Foreign Taxes at the rate of 15 percent.

                         The Indenture, as supplemented by a supplemental indenture, permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture, as supplemented, at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, as supplemented, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture, as supplemented, and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture as supplemented, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture as supplemented by the First Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                         As provided in and subject to the provisions of the Indenture, as supplemented by the First Supplemental Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, the First Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Illegality Event with respect to the Notes, the Holders of not less than 25% (or 10% in the instance of Event of Default due to a false report of a Political Risk Event) in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Illegality Event as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

                         No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Note or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                         As provided in the Indenture and the First Supplemental Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Sections 2.2 and 2.3 of the First Supplemental Indenture) the transfer of this
                         Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                         The Notes are issuable only in registered form without coupons in denominations of [IF THE NOTE IS NOT A RESTRICTED CERTIFICATED NOTE, THEN INSERT -- $1,000 and any multiple thereof] [IF THE NOTE IS A RESTRICTED CERTIFICATED NOTE, THEN INSERT -- $100,000 and any integral multiple of $1,000 in excess thereof]. As provided in the Indenture, as supplemented by the First Supplemental Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                         Prior to due surrender of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

                         [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT -- This Note is a Global Note and is subject to the provisions of the Indenture and the First Supplemental Indenture relating to Global Notes, including the limitations in
                         Section 2.3 of the First Supplemental Indenture on transfers and exchanges of Global Notes.]

                         This Note, the Indenture and the First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                         All terms used in this Note which are defined in the Indenture, as supplemented by the First Supplemental Indenture, shall have the meanings assigned to them in the Indenture, as supplemented by the First Supplemental Indenture.


                                       ABBREVIATIONS

                         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                         TEN COM - as tenants in common TEN ENT - as tenants by the entireties

                         JT TEN - as joint tenants with right of survivorship and not as tenants in common

                         UNIF GIFT MIN ACT-- [                             ]
                         (Cust)
                         Custodian [                 ] under Uniform (Minor)
                         Gifts to Minors Act [                             ]
                         (State)

                    ADDITIONAL ABBREVIATIONS MAY ALSO BE USED
                          THOUGH NOT IN THE ABOVE LIST.


                        [TO BE ATTACHED TO GLOBAL NOTES]
                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[    ]. The following
increases or decreases in this Global Note have been made:


                                                                       PRINCIPAL AMOUNT OF       SIGNATURE OF
                          AMOUNT OF DECREASE     AMOUNT OF INCREASE     THIS GLOBAL NOTE      AUTHORIZED OFFICER
                          IN PRINCIPAL AMOUNT   IN PRINCIPAL AMOUNT      FOLLOWING SUCH       OF TRUSTEE OR NOTES
   DATE OF EXCHANGE       OF THIS GLOBAL NOTE   OF THIS GLOBAL NOTE   DECREASE OR INCREASE         CUSTODIAN
------------------------ ---------------------- --------------------- ---------------------- ----------------------
------------------------ ---------------------- --------------------- ---------------------- ----------------------

------------------------ ---------------------- --------------------- ---------------------- ----------------------

------------------------ ---------------------- --------------------- ---------------------- ----------------------

          2.3    TRANSFERS AND EXCHANGES

          2.3.1 RESTRICTED NOTES Restricted Notes shall be subject to the restrictions on transfer (the "TRANSFER RESTRICTIONS") provided in the applicable legend(s) (the "RESTRICTIVE LEGENDS") required to be set forth on the face of each Restricted

                 Note pursuant to Section 2.2, unless compliance with the Transfer Restrictions shall be waived by the Company in writing delivered to the Trustee.

                 The Transfer Restrictions shall cease and terminate with respect to any particular Restricted Note upon receipt by the Company of evidence satisfactory to it (which may include an opinion of independent counsel experienced in matters of United States federal securities law) that, as of the date of determination, such Restricted Note (a) has been transferred by the Holder thereof pursuant to Rule 144 promulgated under the Securities Act, (b) has been sold pursuant to an effective registration statement under the Securities Act, or (c) has been transferred in a transaction satisfying all the requirements of Rule 903 or 904 (as applicable) of Regulation S, and receipt by the Trustee of an Officer's Certificate certifying that the Company has received such evidence which may include an opinion of counsel stating that the Transfer Restrictions have ceased and terminated with respect to such Note. All references in the preceding sentence to any regulation, rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Company may terminate the Transfer Restrictions with respect to any particular Restricted Note in such other circumstances as it determines are appropriate for this purpose and shall deliver to the Trustee an opinion of counsel, if any, and Officer's Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

                 At the request of the Holder and upon the surrender of such Restricted Notes to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 2.3, any Restricted Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Note of like aggregate principal amount, but without the Restrictive Legends. Any Restricted Note as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Restricted Note) shall thereupon cease to be a "Restricted Note" for all purposes of this First Supplemental Indenture.

                 The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and without negligence on its part in accordance with such notice or any opinion of counsel.

                 As used in this Section 2.3.1, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Notes referred to herein.

          2.3.2  TRANSFERS BETWEEN GLOBAL NOTES

                 (i) RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE If the owner of a beneficial interest (an "OWNER TRANSFEROR") in a Restricted Global Note wishes at any time to transfer such beneficial interest to a Person (an "OWNER TRANSFEREE") who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.3.2(i). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member, whose account is to be debited (an "AGENT MEMBER TRANSFEROR") with respect to the Restricted Global Note, directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of another Agent Member (an "AGENT MEMBER TRANSFEREE") (which shall be an account with Euroclear or Clearstream, Luxembourg or both) a beneficial interest in a Regulation S Global Note in a principal amount equal to the beneficial interest in the Restricted Global Note to be so transferred (the "RESTRICTED GLOBAL TRANSFERRED AMOUNT"), (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the Agent Member Transferor to be debited by, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex A given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Regulation S Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

                 (ii) RESTRICTED GLOBAL NOTE TO UNRESTRICTED GLOBAL NOTE If an Owner Transferor wishes at any time to transfer a beneficial interest in a Restricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.3.2(ii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of an Agent Member Transferee (which may but need not be an account with Euroclear or Clearstream, Luxembourg) a beneficial interest in the Unrestricted Global Note in a principal amount equal to the Restricted Global Transferred Amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex B given by the Owner Transferor, the Trustee, as

                        Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Unrestricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

                 (iii) REGULATION S GLOBAL NOTE OR UNRESTRICTED GLOBAL NOTE TO RESTRICTED GLOBAL NOTE If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.3.2(iii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor, directing the Trustee, as Security Registrar, to credit, or cause to be credited to, a specified account of an Agent Member Transferee a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor (which, in the case of beneficial interest in the Regulation S Global Note, must be an account with Euroclear or Clearstream or both) to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note (but not the Unrestricted Global Note), a certificate in substantially the form set forth in Annex C given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Note or Unrestricted Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit, or cause to be credited to, the account of the Agent Member Transferee such beneficial interest in the Restricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor such beneficial interest in the Regulation S Global Note or Unrestricted Global Note, as the case may be.

          2.3.3 In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this
                 Section 2.3, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company from time to time and, in the case of a transfer or exchange involving a Global Note, the Applicable Procedures.

          2.3.4 Notwithstanding the foregoing, during the period of two years after the issue date of the Notes, the Company shall not, and shall not permit any of its Affiliates that are Subsidiaries to, purchase or agree to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any such Affiliate shall submit such Restricted Notes to the Trustee for cancellation. The Company further agrees to ask its Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

2.4    FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       The Trustee's certificate of authentication shall be in substantially the following form:

       This is one of the Notes referred to in the within mentioned Indenture, as supplemented by the First Supplemental Indenture.

       Dated:

       JPMORGAN CHASE BANK
       as Trustee

        By:  _____________________
             Authorized Officer

2.5    MAINTENANCE OF OFFICE OR AGENCY

       With respect to any Notes that are not in the form of a Global Note, the Company will maintain (i) in the Borough of Manhattan, The City of New York and (ii) in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, an office or agency, in each case in accordance with Section 10.2 of the Original Indenture.

2.6    LUXEMBOURG LISTING

       The Company shall use all reasonable efforts to cause the Notes to be duly authorized for listing on the Luxembourg Stock Exchange or another recognized securities exchange and shall from time to time take such other actions as shall be necessary or advisable to maintain the listing of the Notes thereon.

2.7    REGISTRATION RIGHTS

       The Holders of the Notes are entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company, the Guarantor and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), which Registration Rights Agreement provides for the registration of the Notes with the Commission or the issue of notes so registered in exchange for the outstanding Notes.

   2.8 SUSPENSION OF PAYMENT OF PRINCIPAL OF GUARANTY

       In the event payment of principal and other amounts due under the Notes is accelerated due to an Event of Default of the Company pursuant to
       Section 5.1.5 or 5.1.6 of the Original Indenture, if the Guarantor is not also the subject of such an Event of Default and a Political Risk Event is then in existence, then payments of principal under the Guaranty shall be suspended until the earlier of (i) five Business Days after such Political Risk Event terminates, (ii) the date on which the funds in the Reserve Account or available under the Letters of Credit have been depleted and (z) 18 months after the date of acceleration. During such suspension, the Notes will continue to accrue interest and pay such accrued interest on the Interest Payment Dates at the rate of 8.625% per annum.

   2.9 PRESCRIPTION PERIOD

       Claims for payment of principal in respect of the Notes shall be prescribed upon the expiration of 10 years, and claims for payment of interest in respect of the Notes shall be prescribed upon the expiration of 5 years, in each case from the Relevant Date thereof.

3    RESERVE ACCOUNT AND LETTERS OF CREDIT

   3.1  RESERVE ACCOUNT AND LETTERS OF CREDIT

          3.1.1 On the date hereof, the Company or the Guarantor shall deliver to the Trustee a Letter of Credit in the amount of the Political Risk Coverage, as determined on the date hereof.

          3.1.2 The Company or the Guarantor may at any time substitute all or a portion of any Letters of Credit held by the Trustee for deposits in the Reserve Account, and deposits in the Reserve Account may also be so substituted for Letters of Credit; PROVIDED, HOWEVER, that before any Letter of Credit may be so substituted, the Trustee shall have received a confirmation in writing from Moody's that such substitution will not result in a downgrading of the then current rating assigned to the Notes. Any Letter of Credit so substituted or otherwise required to be disposed of under this First Supplemental Indenture shall be returned to its issuer for cancellation.

          3.1.3 The Trustee shall establish and maintain in the United States a U.S. dollar account (Account No. 161600) designated as "JPMorgan Chase Bank, as Trustee FBO Holders of Vale Overseas Limited U.S.$300,000,000 8.625% Enhanced Guaranteed Notes Due 2007 Reserve Account" with the Securities Intermediary (the "RESERVE ACCOUNT"). All right, title and interest in and to the amounts on deposit from time to time in the Reserve Account and any property held therein or credited thereto, together with any Permitted Investment from time to time made pursuant to this Section, shall constitute part of the Collateral and shall be held for the benefit of the Holders of Notes and the Trustee as their interests shall appear hereunder, and shall not constitute payment of the Obligations (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided. Neither the Company nor the Guarantor shall have any right of withdrawal from the Reserve Account nor any interest therein.

          3.1.4 Prior to the delivery to the Trustee of any such Letter of Credit, the Company shall deliver to the Trustee an Officers' Certificate to the effect that such Letter of Credit qualifies as such under this First Supplemental Indenture.

          3.1.5 Amounts on deposit in the Reserve Account shall be invested and reinvested by the Trustee at the written direction of the Company from time to time in Permitted Investments, which Permitted Investments shall mature at least one Business Day prior to the next Interest Payment Date, which direction shall specify the particular investment to be made and shall certify that such investment constitutes a Permitted Investment hereunder. The Trustee shall have no liability for any losses resulting from any such Permitted Investments. Any income received by, or on behalf of, the Trustee with respect to the balance from time to time on deposit in the Reserve Account, including any interest or capital gains on Permitted Investments made with amounts on deposit in the Reserve Account, shall remain, or be deposited, in the Reserve Account and shall constitute part of the Reserve Account.

          3.1.6 The Reserve Account shall be under the sole dominion and control of the Trustee and the Trustee shall have the sole right to make withdrawals and disbursements from the Reserve Account, to give any other instructions concerning the account to the respective bank or Securities Intermediary maintaining the account and to exercise all rights with respect to the Collateral from time to time deposited therein in accordance with the Original Indenture and this First Supplemental Indenture. All Collateral delivered to or held by or on behalf of the Trustee pursuant hereto shall be held in the Reserve Account in accordance with the terms hereof and any supplemental indenture, and shall be controlled solely by the Trustee.

   3.2   WITHDRAWALS FROM THE RESERVE ACCOUNT AND DRAWDOWNS ON LETTERS OF CREDIT

          Funds on deposit in the Reserve Account and available under the Letters of Credit shall be applied by the Trustee at the following times and in the following amounts:

          3.2.1 First, if on any Business Day prior to an Interest Payment Date, (i) a Political Risk Event is in effect as noticed to the Trustee by the Company or the Guarantor, (ii) the Company and the Guarantor have sent a notice to the Trustee in the form attached hereto as Annex E and (iii) the Company or the Guarantor has not deposited, or caused to be deposited, with the Trustee funds sufficient to pay the Trustee's fees and reasonable expenses for the next six months of service as Trustee, then the Trustee shall pay such amounts to itself from the Reserve Account or by drawing funds from any Letters of Credit within 30 days of such Interest Payment Date.

          3.2.2 Second, if on any Business Day prior to an Interest Payment Date, (i) a Political Risk Event is in effect as noticed to the Trustee by the Company or the Guarantor, (ii) the Company and the Guarantor have sent a notice to the Trustee in the form attached hereto as Annex E and (iii) the Company or the Guarantor has not deposited, or caused to be deposited, with the Trustee funds sufficient to pay the interest and/or Additional Amounts then due on the Notes, then the Trustee shall pay such amounts to the Holders of the Notes from the Reserve Account or by drawing funds from any Letters of Credit.

          3.2.3 Third, if on any Interest Payment Date (i) the Company or the Guarantor has not deposited, or caused to be deposited, with the Trustee funds sufficient to pay the interest and/or Additional Amounts then due on the Notes, (ii) a Political Risk Event was in effect on that Interest Payment Date as noticed to the Trustee by the Company or the Guarantor after that Interest Payment Date and (iii) the Company and the Guarantor have sent a notice to the Trustee in the form attached hereto as Annex E then as soon as practicable after receiving that notice the Trustee shall pay such unpaid amounts together with default interest thereon at the applicable default rate to the Holders of the Notes from the Reserve Account or by drawing funds from any Letters of Credit.

          3.2.4 Fourth, two Business Days after each Interest Payment Date the Trustee shall, to the extent the aggregate amount of funds in the Reserve Account and available under the Letters of Credit exceed the Political Risk Coverage on that date, (i) pay to the Company funds, if any, from the Reserve Account equal to such excess or (ii) notify the issuer(s) of the Letter of Credit requesting and allowing the reduction in the amount available under the Letters of Credit in an amount equal to such excess, or any combination of the foregoing; PROVIDED, HOWEVER, that where the Political Risk Coverage has been reduced to zero, such funds shall be payable to the Company and Letters of Credit delivered to the issuer(s) for cancellation, in each case as soon as practicable.

          3.2.5 Fifth, all funds available under a Letter of Credit shall be drawn by the Trustee and deposited in the Reserve Account (i) not less than 30 days before the Letter of Credit expires if
                 (x) the issuer of the Letter of Credit notifies the Trustee as beneficiary of the Letter of Credit that the Letter of Credit will not be automatically renewed and (y) the Company and the Guarantor have failed to substitute such Letter of Credit for another Letter of Credit or make a deposit in the Reserve Account at least 40 days before the existing Letter of Credit expires or (ii) if the issuer of the Letter of Credit suffers a reduction in its long-term unsecured U.S. dollar debt rating below Aa3 or its short-term debt rating below P-1 by Moody's. The Trustee shall not be charged with notice or knowledge of such a rating reduction unless it shall have received written notice thereof from the Company or the Guarantor.

          3.2.6 If the Company provides for the substitution of any portion or all of the amount available under a Letter of Credit for cash deposits in the Reserve Account, the Trustee shall notify the issuer of the Letter of Credit that the amount available thereunder shall be reduced by the amount of the cash deposit and shall, at the option of the issuer thereof either surrender the Letter of Credit to the issuer thereof in return for a Letter of Credit having a stated amount reduced by the amount of such cash or permit an amendment of the Letter of Credit providing for the reduction of the stated amount thereof by the amount of said cash deposit. If the Company provides for the substitution of cash deposits in the Reserve Account for a Letter of Credit having a stated amount equal to such cash, the Trustee shall return such cash to the Company promptly after receipt of such Letter of Credit and the effectiveness thereof and the receipt of the Officers' Certificate required by
                 Section 3.1.4, subject to Section 3.1.2.

    3.3  RELEASE OF COLLATERAL

         All funds paid from the Reserve Account in accordance with Sections 3.1 and 3.2 hereof shall be released from the Lien created hereby, and the Trustee shall, at the request and direction of the Company, take all reasonable steps and make all filings necessary to release the Collateral from the Liens created pursuant to this First Supplemental Indenture.

4   MISCELLANEOUS PROVISIONS

   4.1   SEPARABILITY OF INVALID PROVISIONS

         In case any one or more of the provisions contained in this First Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

   4.2   EXECUTION IN COUNTERPARTS

         This First Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

5   REPRESENTATIONS AND WARRANTIES

    Each of the Company and the Guarantor, jointly and severally, represents and warrants to the Trustee, solely for the benefit of the holders of the Notes, that, except as otherwise provided herein and except as would not have a material adverse effect on the ability of the Guarantor to comply with its obligations under the Notes, on and as of the date hereof:

    5.1 the Final Offering Memorandum, in the form used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and the Guarantor in writing by such Initial Purchaser through the Representative expressly for use therein;

    5.2 the financial statements, and the related notes thereto, included in the Final Offering Memorandum present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles and practices of the United States applied on a consistent basis throughout the periods covered thereby;

    5.3 since the respective dates as of which information is given in the Final Offering Memorandum, (i) there has not been (x) any change in the capital stock or long-term debt of the Guarantor or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Guarantor on any class of capital stock, except to the extent that such change in capital stock or long-term debt or distribution or dividend do not, in the aggregate, have a material adverse effect on the general affairs, business, management, financial position, stockholders' equity or results of operations of the Guarantor and its Subsidiaries taken as a whole, or (y) any material adverse change in or affecting the general affairs, business, management, financial position, stockholders' equity or results of operations of the Guarantor and the Subsidiaries, taken as a whole; (ii) neither the Guarantor nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Guarantor and its Subsidiaries taken as a whole; and (iii) neither the Company, the Guarantor nor any of its Subsidiaries has sustained any material loss or interference with its business (x) from fire, explosion, flood or other calamity not covered by insurance or (y) from any action, order or decree of any court or arbitrator or governmental or regulatory authority material to the Guarantor and its Subsidiaries taken as a whole, except in each case described in this Section 5.3 as otherwise disclosed in the Final Offering Memorandum or as would not materially adversely affect the ability of the Guarantor to comply with its obligations under the Notes;

    5.4 each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Offering Memorandum, and neither the Company nor the Guarantor is the subject of any bankruptcy, insolvency, liquidation, reorganization or other related insolvency proceeding in or order of a court of competent jurisdiction and neither the Company nor the Guarantor has petitioned or sought consent for a plan of reorganization, receivership or liquidation;

    5.5 all of the outstanding shares of capital stock of the Company, Guarantor and Albras have been duly and validly authorized and issued, are fully paid and non-assessable, and in the case of the Company (except for any directors' qualifying shares and except as otherwise set forth in the Final Offering Memorandum or required pursuant hereto) are owned directly or indirectly by the Guarantor, free and clear of all liens, charges, security interests, restriction on voting or transfer, encumbrances, equities or claims;

    5.6 the Securities have been duly authorized, and when issued and delivered pursuant to the Purchase Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company or the Guarantor, as applicable, entitled to the benefits provided by this Indenture, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles (the "Enforceability Exceptions"), this Indenture, the First Supplemental Indenture, the Exchange Securities and the Registration Rights Agreement have been duly authorized and, when executed, authenticated and delivered by the parties thereto, will constitute valid and binding instruments, enforceable in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions and except that, with respect to the Registration Rights Agreement, the indemnity and contribution provisions thereunder may be limited by applicable law and public policy; and on the Closing Date, this Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

    5.7 on the Closing Date, the Exchange Securities (including the related Guaranty) will have been duly authorized by the Company and the Guarantor and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and the Guarantor, as guarantor, enforceable against the Company and the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of this Indenture;

    5.8 neither the Company nor the Guarantor is, or with the giving of notice or lapse of time or both would be, in violation of its constitutive documents nor is the Company or the Guarantor in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note or any other material agreement or instrument to which it is a party or by which it is bound or to which any of its material properties or assets is subject; the issue and sale by the Company of the Notes and by the Guarantor of the Guaranty and the performance by each of the Company and the Guarantor of all its obligations under the Securities, the Exchange Securities, this Indenture, the First Supplemental Indenture, the Registration Rights Agreement and the Purchase Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of any existing law applicable to the Company or the Guarantor or any of the terms or provisions of, or constitute a default under, the constitutive documents of the Company or the Guarantor, or any material indenture, trust deed, mortgage or other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound or to which the Company or the Guarantor or any of its properties or assets are subject or contravene any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or agency or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of its material properties or assets; and no consent, approval (including, but not limited to, exchange control approval), authorization, order, registration or qualification of or with any Brazilian or Cayman Islands court, government or governmental agency or body or any third party is required for the issue, sale, delivery or performance of the Securities or the consummation of the other transactions contemplated hereby, except in each case described in this
         Section 5.8 (i) for those which have been obtained and are in full force and effect; (ii) as may be required under federal or state securities or Blue Sky Laws; (iii) as would not have a material adverse effect on the ability of the Guarantor to comply with its obligations under the Notes; or (iv) for the approval of Banco Central do Brazil (the "Central Bank") for remittance of any payment in U.S. dollars, in case the Guarantor is required to make any payment under the Guaranty (it being understood that the approval of the Central Bank for the Guarantor to issue the Guaranty has been obtained pursuant to Circular No. 1504 dated June 30, 1989 and Carta Circular No. 2619 dated February 14, 1996 of the Central Bank);

    5.9 other than as set forth or contemplated in the Final Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company and the Guarantor, threatened against or affecting the Guarantor or any of its Subsidiaries or any of their respective properties or to which the Guarantor or any of its Subsidiaries is or may be a party or to which any property of the Guarantor or any of its Subsidiaries is or may be the subject which could individually or in the aggregate reasonably be expected to have, a material adverse effect on the ability of the Guarantor to perform its obligations under this Indenture or the Securities, and, to the best of the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

    5.10 the Guarantor and its Subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Guarantor and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Guarantor and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholder's equity or results of operations of the Guarantor or its Subsidiaries taken as a whole;

    5.11 on September 30, 2001, the capitalization of the Guarantor was as set forth in the Final Offering Memorandum under the caption
         "Capitalization";

    5.12 (i) the Company, the Guarantor and Albras have filed or caused to be filed all tax returns required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its properties and all other taxes, assessments, fees or other charges imposed on them or any of their properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Brazilian generally accepted accounting principles have been provided on its books); unless failure to file or pay said returns or any other taxes, fees, assessments or charges would not, in the aggregate, have a material adverse effect on the ability of the Guarantor to comply with its obligations under the Notes; (ii) all such tax returns so filed are correct and complete in all material aspects; and (iii) no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and, to such respective parties' knowledge, no claims are being, or could reasonably be expected to be, asserted against the Company, the Guarantor or Albras or any of their respective properties or assets with respect to any such taxes, assessments, fees or other charge with such exceptions in (ii) and (iii) as would not have a material adverse effect on the ability of the Guarantor to comply with its obligations under the Notes;

    5.13 the Guarantor and its Subsidiaries (i) are in compliance with any and all applicable federal, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), and none of them has received notice of any outstanding violations of any Environmental Laws; (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in any such case described in items (i), (ii) and (iii) for any such failure to comply or violations, or failure to receive required permits, licenses or approvals, as would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholder's equity or results of operations of the Guarantor and its Subsidiaries taken as a whole;

    5.14 neither the Company nor the Guarantor nor any of their material properties or material assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), except for immunity under Brazilian law relating to public concessions granted by the Brazilian government to the Guarantor;

    5.15 on the date hereof and on the Closing Date, to ensure the legality, validity, enforceability or admissibility into evidence of each of the Exchange Securities, this Indenture, the First Supplemental Indenture and the Registration Rights Agreement in Brazil and in the Cayman Islands, it is not necessary that any such document be submitted to, filed or recorded with any court or other authority in Brazil or the Cayman Islands or that any tax, imposition or charge be paid in Brazil or the Cayman Islands on or in respect of any such document except that (i) in order to be enforceable and admissible into evidence in the courts of Brazil (A) signatures of the parties to such documents affixed outside Brazil must be notarized by a notary public licensed to act as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular office of Brazil and (B) each such document must be translated into Portuguese by a sworn translator in Brazil; (ii) in order to be produced in evidence before a court in the Cayman Islands, stamp duty will be payable, being a nominal stamp duty in respect of the Exchange Securities, this Indenture, the First Supplemental Indenture, the

         Registration Rights Agreement and the Purchase Agreement and stamp duty in an amount of CI$0.25 per CI$100 or part thereof of the face value of each Note, subject to a maximum of CI$250 being payable (the current rate of exchange being US$1.25 to CI$1.00) and (iii) the enforceability of such documents in the courts of Brazil is also subject to the payment of certain expenses and court fees in connection with enforcement thereof by the courts of Brazil;

    5.16 the payment obligations of the Company under the Notes and of the Guarantor under the Guaranty will rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Company and the Guarantor, respectively, except those which rank higher because of applicable law;

    5.17 the Guarantor maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

    5.18 the Guarantor and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Guarantor and its Subsidiaries and their respective businesses taken as a whole; and neither the Guarantor nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except in each case (i) and (ii) as would not materially adversely affect the ability of the Guarantor to comply with its obligations under the Notes; and

    5.19 the Company has not, prior to the issue of the Notes on the date hereof entered into any material transactions, entered into any material agreements, taken any material actions or otherwise done anything material, other than those things necessary to establish and maintain its corporate existence and issue the Notes.

6   COVENANTS OF THE COMPANY AND THE GUARANTOR

    The Company and the Guarantor agree with the Trustee, solely for the benefit of the holders of the Notes, to give prompt written notice to the Trustee of the occurrence or termination of a Political Risk Event, in no case later than five Business Days after such occurrence or termination. For so long as any of the Notes are listed on the Luxembourg Stock Exchange, a copy of any such notice shall be delivered to the Luxembourg Stock Exchange and published in a newspaper with general circulation in Luxembourg, which is expected to be the Luxembourg

    Wort. The Company and the Guarantor also agree with the Trustee, solely for the benefit of the holders of the Notes, not to give a false notice of such occurrence or termination.

7   DISCLOSURE TO MOODY'S

    The Company and the Guarantor covenant and agree to provide to Moody's all financial statements, reports, notices, certificates, opinions and any other documents required to be delivered, or received, by the Company or the Guarantor to, or from, the Trustee or any of the Holders under the Original Indenture or this First Supplemental Indenture, in each case within one Business Day of the same being so received or delivered. In addition, the Company and the Guarantor covenant and agree to provide to Moody's, within 45 days of the end of each fiscal quarter of the Guarantor (or, in the case of Sections 7.2 and 7.3, within 60 days of the end of its first three fiscal quarters and within 90 days of the end of its final fiscal quarter), the following information as of the end of the most recent fiscal quarter:

    7.1 a list detailing the principal amount, rate of interest, maturity, credit enhancement, if any (including a guarantee by the Guarantor), rating trigger, if any, and other significant features of any Indebtedness of a Subsidiary in excess of $25,000,000 (or its equivalent);

    7.2  a list of all Significant Subsidiaries;

    7.3 (i) for the final fiscal quarter of the fiscal year, the annual audited financial statements of the Guarantor, as well as the consolidated annual audited financial statements of the Guarantor, prepared in accordance with Brazilian generally accepted accounting principles and standards; (ii) the quarterly consolidated unaudited financial statements of the Guarantor, prepared in accordance with Brazilian generally accepted accounting principles and standards; (iii) for the fiscal quarter that it is made available to the Commission, the most recent quarterly consolidated financial statements of the Guarantor prepared in accordance with U.S. generally accepted accounting principles, translated into U.S. Dollars; and (iv) for the fiscal quarter that it is made available to the Commission, a copy of the Guarantor's Form 20-F, which will include consolidated annual audited financial statements of the Guarantor prepared in accordance with U.S. generally accepted accounting principles and translated into U.S. Dollars;

    7.4 a list of all unencumbered liquid assets of the Company and the Guarantor; and

    7.5 a list of any sale of assets during such fiscal quarter involving assets with a then current market value at the date of sale in excess of $100,000,000.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

EXECUTED AS A DEED BY
VALE OVERSEAS LIMITED,
the Company



By: /s/ Jorge Tadeu Moura Pinho
    ---------------------------------------
    Name: Jorge Tadeu Moura Pinho
    Title: Attorney


By: /s/ Bernadeth Vieira de Souza
    ---------------------------------------
    Name: Bernadeth Vieira de Souza
    Title: Attorney


COMPANHIA VALE DO RIO DOCE,
as Guarantor


By: /s/ Leonardo Moretzsohm de Andrade
    ---------------------------------------
    Name: Leonardo Moretzsohm de Andrade
    Title: Attorney


By: /s/ Andrea Marques de Almeida
    ---------------------------------------
    Name: Andrea Marques de Almeida
    Title: Attorney


JPMORGAN CHASE BANK,
as Trustee



By: /s/ Lesley Daley
    ---------------------------------------
   Name: Lesley Daley
   Title: Trust Officer



Sworn to before me this 8th day of March, 2002


/s/ James M. Foley
-------------------------------------
Notary Public

                                     ANNEX A

                          FORM OF TRANSFER CERTIFICATE
                       FOR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO REGULATION S GLOBAL NOTE
                       (TRANSFERS PURSUANT TO SS. 2.3.2(I)
                         OF THE SUPPLEMENTAL INDENTURE)


JPMorgan Chase Bank,
as Trustee

RE: 8.625% SERIES A ENHANCED GUARANTEED NOTES DUE 2007 OF VALE OVERSEAS LIMITED
    (THE "NOTES")

Reference is hereby made to the First Supplemental Indenture, dated March 8, 2002 (the "SUPPLEMENTAL INDENTURE"), among Vale Overseas Limited, Companhia Vale do Rio Doce, as Guarantor, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $[       ] principal amount of Notes which are evidenced
by one or more Restricted Global Notes (CUSIP No. 91911TAA1) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CINS No. G9317UAA3), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream, Luxembourg or both (Common
Code: 14456856; ISIN: USG9317UAA37).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) or Rule 144 under the United States Securities Act of 1933 (the "SECURITIES ACT"), and accordingly the Transferor does hereby further certify that:

(i)  If the transfer is being effected pursuant to Rule 903 and Rule 904:

     (1)  the offer of the Notes was not made to a person in the United States;

     (2)  either:

          (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

          (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream, Luxembourg or both.

(ii) If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S or Rule 144 under the Securities Act.

[INSERT NAME OF TRANSFEROR]



By: ___________________
    Name:
    Title:



Date: _________________


cc:  Vale Overseas Limited

                                     ANNEX B

                          FORM OF TRANSFER CERTIFICATE
                       FOR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO UNRESTRICTED GLOBAL NOTE
                      (TRANSFERS PURSUANT TO SS. 2.3.2(II)
                         OF THE SUPPLEMENTAL INDENTURE)


JPMorgan Chase Bank,
as Trustee

RE: 8.625% SERIES A ENHANCED GUARANTEED NOTES DUE 2007 OF VALE OVERSEAS LIMITED
    (THE "NOTES")

Reference is hereby made to the First Supplemental Indenture, dated March 8, 2002 (the "SUPPLEMENTAL INDENTURE"), among Vale Overseas Limited, Companhia Vale do Rio Doce, as Guarantor, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $[        ] principal amount of Notes which are evidenced
by one or more Restricted Global Notes (CUSIP No. 91911TAA1) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CINS No. G9317UAA3).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the United States Securities Act of 1933 (the "SECURITIES ACT"), or (ii) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

(i) If the transfer has been effected pursuant to Rule 903 and Rule 904:

    (1)  the offer of the Notes was not made to a person in the United States;

    (2)  either:

         (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

         (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

    (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii) If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters or initial purchasers, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

[INSERT NAME OF TRANSFEROR]



By:  ___________________
     Name:
     Title



Dated:  _________________

cc: Vale Overseas Limited

                                     ANNEX C

                          FORM OF TRANSFER CERTIFICATES
                      FOR TRANSFER FROM REGULATION S GLOBAL
                        NOTE OR UNRESTRICTED GLOBAL NOTE
                            TO RESTRICTED GLOBAL NOTE
                      (TRANSFERS PURSUANT TO SS. 2.3.2(III)
                         OF THE SUPPLEMENTAL INDENTURE)

                            [TRANSFEROR CERTIFICATE]


JPMorgan Chase Bank,
as Trustee

RE: 8.625% SERIES A ENHANCED GUARANTEED NOTES DUE 2007 OF VALE OVERSEAS LIMITED
    (THE "NOTES")

Reference is hereby made to the First Supplemental Indenture, dated March 8, 2002 (the "SUPPLEMENTAL INDENTURE"), among Vale Overseas Limited, Companhia Vale do Rio Doce, as Guarantor, and JPMorgan Chase Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to $[         ] principal amount of Notes which are
evidenced by one or more Regulation S Global Notes (CINS No. G9317UAA3) and held with the Depositary through [Euroclear] [Clearstream, Luxembourg] (Common Code:
14456856; ISIN: USG9317UAA37) in the name of [INSERT NAME OF TRANSFEROR] (the "TRANSFEROR"). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that will take delivery thereof (the "TRANSFEREE") in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 91911TAA1).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

    (1) Such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

    (2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A(a)(1) and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

    (3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the underwriters and initial purchasers, if any, of the Notes being transferred.

[INSERT NAME OF TRANSFEROR]



By:  ___________________
     Name:
     Title



Dated:  _________________

cc: Vale Overseas Limited

                                     ANNEX D

                 NOTICE OF OCCURRENCE OF A POLITICAL RISK EVENT

To: JPMorgan Chase Bank (the "TRUSTEE")
    450 West 33rd Street, 15th Floor
    New York, NY 10001



                                                                 [Date]
Ladies and Gentlemen,


                      VALE OVERSEAS LIMITED (THE "ISSUER")
                                U.S.$300,000,000
             8.625% ENHANCED GUARANTEED NOTES DUE 2007 (THE "NOTES")
   UNCONDITIONALLY GUARANTEED BY COMPANHIA VALE DO RIO DOCE (THE "GUARANTOR")

We refer to the indenture dated as of March 8, 2002, among the Issuer, the Guarantor and the Trustee (the "INDENTURE"), as supplemented by a first supplemental indenture dated as of March 8, 2002, among the Issuer, the Guarantor and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE").

In compliance with the requirement in the First Supplemental Indenture to give notice of the occurrence or termination of a Political Risk Event, as defined in
Section 1.2.5 of the First Supplemental Indenture, we hereby give notice that, as of [Date], a Political Risk Event [came into existence][has terminated]. As evidence of the [existence][termination] of the such Political Risk Event, we attach hereto copies of [law, regulation, resolution, official release, bona fide newspaper reports or any other material which demonstrates the [existence][termination] of the Political Risk Event or an alteration as to its existence].

Yours faithfully,

VALE OVERSEAS LIMITED
By:


COMPANHIA VALE DO RIO DOCE
By:

                                     ANNEX E

         NOTICE OF NON-PAYMENT OF INTEREST DUE TO A POLITICAL RISK EVENT

To: JPMorgan Chase Bank (the "TRUSTEE")
    450 West 33rd Street, 15th Floor
    New York, NY 10001



                                                                 [Date]
Ladies and Gentlemen,


                      VALE OVERSEAS LIMITED (THE "ISSUER")
                                U.S.$300,000,000
            8.625% ENHANCED GUARANTEED NOTES DUE 2007 (THE "NOTES")
   UNCONDITIONALLY GUARANTEED BY COMPANHIA VALE DO RIO DOCE (THE "GUARANTOR")

We refer to the indenture dated as of March 8, 2002, among the Issuer, the Guarantor and the Trustee (the "INDENTURE"), as supplemented by a first supplemental indenture dated as of March 8, 2002, among the Issuer, the Guarantor and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE").

Prior to or contemporaneously with this notice, we have notified you of the occurrence of a Political Risk Event, as defined in Section 1.2.5 of the First Supplemental Indenture, and have not notified you of the termination of the Political Risk Event. In connection with the payment of interest and/or Additional Amounts due on the Notes on [insert date] (the "PAYMENT"), we represent to you as follows:

1   The Issuer does not have the funds to make the Payment.

2 The Guarantor has sufficient local currency funds in Brazil to make the Payment.

3 The Guarantor is unable to convert local currency funds into Dollars or to transfer Dollars outside Brazil to make the Payment and has used its best efforts to do so.

4 Neither the Issuer nor the Guarantor has funds available outside Brazil to make the Payment.


Yours faithfully,

VALE OVERSEAS LIMITED
By:



COMPANHIA VALE DO RIO DOCE
By: